Exhibit 10.13

BACKSTOP AGREEMENT

THIS AGREEMENT (the “Agreement”) is made as of the 20th day of August, 2015 (the “Effective Date”), by MPC PARTNERSHIP HOLDINGS LLC, a Georgia limited liability company (“Carroll Guarantor”), and CARROLL MANAGEMENT GROUP, LLC, a Georgia limited liability company (“Property Manager”) and BLUEROCK RESIDENTIAL GROWTH REIT, INC., a Maryland corporation (“Bluerock Guarantor” and together with the Carroll Guarantor, collectively, the “Guarantors” and each a “Guarantor”).

WITNESSETH

WHEREAS, BR WORLD GATEWAY JV MEMBER, LLC, a Delaware limited liability company, an affiliate of the Bluerock Guarantor (the “BR Member”), and CARROLL CO-INVEST III WORLD GATEWAY, LLC, a Georgia limited liability company, an affiliate of the Carroll Guarantor (the “Carroll Member”), have entered into that certain Limited Liability Company Agreement, dated as of August __, 2015 (“Operating Agreement”), of BR Carroll World Gateway Orlando JV, LLC, a Delaware limited liability company (“Company”);

WHEREAS, the Company is the sole member of BR Carroll World Gateway, LLC, a Delaware limited liability company (the “Property Owner”), the owner of fee simple title to the Property;

WHEREAS, on or about August __, 2015, (a) the Property Owner has obtained a loan from Jones Lang LaSalle Operations, L.L.C. (“Lender”), in the maximum principal amount of $24,999,000 (the “Loan”) evidenced by a Promissory Note dated August__, 2015 (the “Note”) and a Multifamily Loan and Security Agreement dated August __, 2015 (the “Loan Agreement”) and secured by a first lien mortgage on the Property, and (b) pursuant to those certain Guaranty Agreements executed and delivered by the Carroll Guarantor and by the Bluerock Guarantor in favor of Lender (each a “Mortgage Guaranty” and collectively, the “Mortgage Guaranties”), each of such parties is guaranteeing certain obligations relating to the Loan;

WHEREAS, Carroll Guarantor, Bluerock Guarantor and Property Manager have agreed to execute and deliver this Agreement to set forth their agreement with respect to liabilities which may arise under the Mortgage Guaranties; and

WHEREAS, capitalized terms used herein and not otherwise defined shall have the meaning ascribed thereto in the Operating Agreement.

NOW, THEREFORE, for good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties agree, as follows:

1.          Defined Terms. The following terms (whether or not underscored) when used in this Agreement, including its preamble and recitals, shall, except where the context otherwise requires, have the following meanings (such meanings to be equally applicable to the singular and plural forms thereof):

“Acquiesces” or “Acquiesced” means, with respect to any Person and any act or omission that may give rise to Guaranty Losses, and such Person having received (separately, simultaneously and with particularity) written notice from the Person causing such action to be taken or omitted and specifically describing such act or omission, such Person responding with a written statement within five (5) Business Days of its receipt of such notice affirmatively stating that such Person does not object to such noticed acts or omissions (it being specifically acknowledged and agreed, however, that if such Person does not so timely respond within such five (5) Business Day period, then such Person shall be deemed to have not Acquiesced). For example, if (x) any Carroll Party desires to take or omit an action which if taken or omitted may give rise to Guaranty Losses, (y) such Carroll Party gives simultaneous and specific written notices to the Bluerock Guarantor of such Carroll Party’s intent with regard to such action, and (z) the Bluerock Guarantor fails to respond within five (5) Business Days, then the Bluerock Guarantor shall be deemed to have not Acquiesced to such action.

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“BR Party” means any of (a) the Bluerock Guarantor, (b) BR Member, including in its capacity as the manager of the Company (the “Bluerock Manager”), (c) any Person that acquires a membership interest in the Company from a BR Party pursuant to the provisions of the Operating Agreement, and (d) any employee, agent, representative, officer, manager or member of Bluerock Manager.

“BR Party Caused Guaranty Losses” means any Guaranty Losses that arise as a result of (x) any acts, omissions or failure to perform of any BR Party, including, without limitation, any of the same that is the subject of Sections 9(c), 9(d) or 9(f) of the Note to occur or (y) actions taken by another Person at the direction of, or pursuant to any contract or subcontract entered into with, any BR Party; provided, however, if such action or omission is (a) Acquiesced to by a Carroll Party, then the same shall not be deemed a BR Party Caused Guaranty Loss, but rather shall be deemed a Joint Loss or (b) was undertaken at the direction of a Carroll Party or on account of a prior act or omission of a Carroll Party, then the same shall not be deemed a BR Party Caused Guaranty Loss, but rather shall be deemed a Carroll Party Caused Guaranty Loss.

“Business Day” means a day of the year on which banks are open for business in the State of New York and the State of Florida other than a (a) Saturday, (b) Sunday, (c) legal holiday in the State of New York or (d) legal holiday in the State of Florida.

“Carroll Party” means, any of (a) the Carroll Guarantor, (b) the Carroll Member, (c) Property Manager, (d) any employee, agent, representative, officer or member of the Carroll Member or Property Manager, and (e) and any Person that acquires a membership interest in the Company from a Carroll Party pursuant to the provisions of the Operating Agreement.

“Carroll Party Caused Guaranty Losses” means any Guaranty Losses that arise as a result of (x) any acts, omissions or failure to perform of any Carroll Party, including, without limitation, any of the same that is the subject of Sections 9(c), 9(d) or 9(f) of the Note to occur (i.e., Property Manager or another Carroll Party fails to apply insurance proceeds as required by the Loan Documents, thus causing a violation of the terms of Section 9(c)(ii) of the Note), or (y) actions taken by another Person at the direction of, or pursuant to any contract or subcontract entered into with, any Carroll Party, provided, however, if an action or omission is (a) Acquiesced to by a BR Party, then the same shall not be deemed a Carroll Party Caused Guaranty Loss, but rather shall be deemed a Joint Loss or (b) was undertaken at the direction of a Bluerock Party or on account of a prior act or omission of a Bluerock Party, then the same shall not be deemed a Carroll Party Caused Guaranty Loss but rather shall be deemed a BR Party Caused Guaranty Loss.

“Guaranty Loss” or “Guaranty Losses” means (individually and collectively, as appropriate) any and all actual out-of-pocket losses, damages, costs and expenses paid by any of the Guarantors to Lender (or its successor or assignee as lender under the Loan) under any Mortgage Guaranty.

“Guaranty Notice” means a written notice from a Guarantor (and/or Property Manager) to the other Guarantors (and/or Property Manager) specifically describing an act or omission which could give rise to a Guaranty Loss.

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“Joint Loss” or “Joint Losses” means (individually and collectively, as appropriate) any Guaranty Losses that are not a BR Party Caused Guaranty Loss or a Carroll Party Caused Guaranty Loss. The Carroll Guarantor and Property Manager shall be responsible (on a joint and several basis) for 5% of any Joint Loss, and the Bluerock Guarantor shall be responsible for 95% of any Joint Loss.

“Loan Documents” has the meaning given thereto in the Loan Agreement.

“Person” means any natural person, partnership, corporation, limited liability company and any other form of business or legal entity.

2.          Indemnity. Subject to Section 3 below, (i) the Carroll Guarantor and Property Manager hereby jointly and severally indemnify and hold the Bluerock Guarantor harmless from and against (a) all Carroll Party Caused Guaranty Losses and (b) 5% of all Joint Losses, and (ii) the Bluerock Guarantor hereby indemnifies and holds the Carroll Guarantor harmless from and against (c) all BR Party Caused Guaranty Losses and (d) 95% of all Joint Losses.

3.          Limitations. Notwithstanding anything to the contrary contained in this Agreement, the parties acknowledge and agree as follows:

(a)          in no event shall (i) the Carroll Guarantor or Property Manager have any obligation under this Agreement for any loss, claim, liability, judgment, cost, damage and/or expense (including, without limitation, reasonable attorneys’ fees, costs and disbursements) incurred by the Bluerock Guarantor with respect to a claim under a Mortgage Guaranty that is a BR Party Caused Guaranty Loss; or (ii) the Bluerock Guarantor have any obligation under this Agreement for any loss, claim, liability, judgment, cost, damage and/or expense (including, without limitation, reasonable attorneys’ fees, costs and disbursements) incurred by the Carroll Guarantor with respect to a claim under a Mortgage Guaranty that is a Carroll Party Caused Guaranty Loss;

(b)          Intentionally Omitted;

(c)          Intentionally Omitted

(d)          in the event that Property Manager ceases to function as the property manager for the Property for any reason and is not replaced by another property management company affiliated with a Carroll Party (a “Property Manager Removal Event”), then the Property Manager shall have no further obligations under this Agreement except with respect to (i) Carroll Party Caused Guaranty Losses arising from events or circumstances occurring prior to the occurrence of such Property Manager Removal Event, (ii) Joint Losses based on events or circumstances occurring prior to the occurrence of such Property Manager Removal Event, or (iii) attorneys’ fees and defense costs for which the Carroll Guarantor and Property Manager are liable under Section 4. Notwithstanding anything in this Paragraph 3(d) to the contrary, the Carroll Guarantor shall remain fully liable for all obligations owing by the Carroll Guarantor hereunder (notwithstanding such release of Property Manager for future liability hereunder);

(e)          in the event that any BR Party acquires all of the membership interests in the Company owned on the Effective Date hereof by the Carroll Member (a “BR Party 100% Acquisition Event”), then the Carroll Guarantor and Property Manager shall have no further obligations under this Agreement (provided that nothing contained herein shall release the Carroll Guarantor from potential liability to Lender pursuant to the Mortgage Guaranty executed by the Carroll Guarantor) except with respect to (i) Carroll Party Caused Guaranty Losses based on events or circumstances occurring prior to the occurrence of such BR Party 100% Acquisition Event, (ii) Joint Losses based on events or circumstances occurring prior to the occurrence of such BR Party 100% Acquisition Event, or (iii) attorneys’ fees or defenses costs for which the Carroll Guarantor and Property Manager are liable under Section 4. Following any release of the Carroll Guarantor and Property Manager from future liability in accordance with this Paragraph 3(e), the Bluerock Guarantor shall remain fully liable for all obligations owing by the Bluerock Guarantor to the Carroll Guarantor under Paragraph 2(ii) hereof (provided, however, that for these purposes and only in this limited circumstance, the Bluerock Guarantor shall be liable for 100% of any Joint Loss), the same to survive the occurrence of a BR Party 100% Acquisition Event; and

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(f)          in the event that any Carroll Party acquires all of the membership interests in the Company owned on the Effective Date hereof by BR Member (a “Carroll Party 100% Acquisition Event”), then the Bluerock Guarantor shall have no further obligations under this Agreement (provided that nothing contained herein shall release the Bluerock Guarantor from potential liability to Lender pursuant to the Mortgage Guaranty executed by the Bluerock Guarantor) except with respect to (i) BR Party Caused Guaranty Losses based on events or circumstances occurring prior to the occurrence of such Carroll Party 100% Acquisition Event, (ii) Joint Losses based on events or circumstances occurring prior to the occurrence of such Carroll Party 100% Acquisition Event, or (iii) attorneys’ fees or defense costs for which the Bluerock Guarantor is liable under Section 4. Following any release of the Bluerock Guarantor from future liability in accordance with this Paragraph 3(f), the Carroll Guarantor and Property Manager shall remain fully liable for all obligations owing by the Carroll Guarantor and Property Manager to the Bluerock Guarantor under Paragraph 2(i) hereof (provided, however, that for these purposes and only in this limited circumstance, the Carroll Guarantor and Property Manager shall be liable for 100% of any Joint Loss), the same to survive the occurrence of a Carroll Party 100% Acquisition Event.

4.          Claim Mechanics.

(a)          If any Guarantor (for purposes of this Paragraph 4, a “Claiming Guarantor”) receives a notice of claim from the Lender under the Mortgage Guaranty executed by such Claiming Guarantor (any such notice, a “Lender Claim Notice”) and believes that it is entitled to indemnification under this Agreement, then as a condition to the obligations of any Guarantor or Property Manager under this Agreement, the Claiming Guarantor:

(i)          shall deliver a notice (the “Claim Notice”) to the other Guarantor and Property Manager (each a “Recipient Guarantor” in such instance) stating the amount claimed (the “Claimed Amount”), together with (x) a description of the basis for its belief that the Recipient Guarantors are liable for all or a portion of such amounts and (y) a copy of the Lender Claim Notice;

(ii)         shall take no action (such as admission of liability or payment to Lender of amounts in respect of the claim under the Mortgage Guaranty) that would prejudice the Recipient Guarantors in defense of any such claim; provided, however, that (x) the Claiming Guarantor shall be permitted to disclose information and/or make payments pursuant to the order of any court of competent jurisdiction (a “Court Order”) requiring such disclosure and/or payment, and (y) the Claiming Guarantor shall promptly notify the Recipient Guarantors of such Court Order to permit the Recipient Guarantors to seek a protective order or to take other appropriate action (provided that failure to so promptly notify Recipient Guarantors shall not serve to relieve the Recipient Guarantors from their obligations under this Agreement unless such failure prejudices the Recipient Guarantors with respect to defense of the underlying claim). The Claiming Guarantor shall, if requested by the Recipient Guarantors, cooperate (at no cost or expense to the Claiming Guarantor) in the Recipient Guarantors’ efforts to obtain an order barring such disclosure and/or payment;

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(iii)        agrees that if the Recipient Guarantor(s) agrees that the Claim Notice relates to a Guaranty Loss caused by the Recipient Guarantor(s), then the Recipient Guarantors shall have the exclusive right to conduct the defense to any claim, demand or suit relating to such Lender Claim Notice; and

(iv)        agrees that if the Recipient Guarantor(s) agrees that the Claim Notice relates to a Guaranty Loss that is a Joint Loss, then the Guarantors and Property Manager shall jointly conduct the defense to any claim, demand or suit relating to such Lender Claim Notice, and the Carroll Guarantor and Property Manager shall pay (on a joint and several basis) 5% and the Bluerock Guarantor shall pay 95% of the actual and reasonable attorneys’ fees and other actual and reasonable costs actually incurred in connection with such defense; provided, however, if the parties under such circumstance cannot agree on joint legal counsel or that the Claim Notice relates to a Joint Loss, then each of the Claiming Guarantors shall be entitled to conduct its own defense and the provisions of Paragraph 4(c)(i) through (iv) shall apply.

(b)          On or before the date which is 10 days after receipt of the Claim Notice, the Recipient Guarantors shall either:

(i)          pay the Claimed Amount to the Claiming Guarantor or directly to Lender;

(ii)         deliver notice to the Claiming Guarantor that the Recipient Guarantors agree that the Recipient Guarantors are liable for the Claimed Amount and that the Recipient Guarantors are electing to defend against the Lender Claim Notice; or

(iii)        deliver a notice to the Claiming Guarantor disputing that the Recipient Guarantors are liable for any portion of the Claimed Amount (it being acknowledged that the Recipient Guarantors’ failure to respond shall be deemed delivery of a notice under this subparagraph (iii) on the last day of such 10 day period).

(c)          Each party to this Agreement agrees that, notwithstanding any provision herein to the contrary, if a Recipient Guarantor proceeds under the provisions of Paragraph 4(a)(iii) or Paragraph 4(b)(ii) above but such Recipient Guarantor thereafter fails to diligently defend against any such Lender Claim Notice, then after notice of such failure by the Claiming Guarantor to such Recipient Guarantor and the failure of such Recipient Guarantor to diligently commence such defense within 10 days of such notice (it being agreed that notices to Lender disputing the Lender Claim Notice shall constitute commencement of defense against such Lender Claim Notice and in such event the Recipient Guarantors shall not be required to commence litigation, arbitration or take other actions to be deemed to be defending against any such Lender Claim Notice):

(i)          the Claiming Guarantor shall have the right to conduct the defense to the applicable Lender Claim Notice;

(ii)         the Claiming Guarantor shall not be required to obtain the consent of such Recipient Guarantor to any settlement or resolution of any matters arising from the applicable Lender Claim Notice (including, without limitation, any proposed payment to Lender);

(iii)        if it is ultimately determined that such Lender Claim Notice relates to a Carroll Party Caused Guaranty Loss or a BR Party Caused Guaranty Loss, then the applicable Recipient Guarantor shall be required to pay all actual and reasonable attorneys’ fees and other reasonable costs actually incurred by the Claiming Guarantor in connection with such defense; and

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(iv)        if it is ultimately determined that such Lender Claim Notice relates to a Joint Loss, the Carroll Guarantor and Property Manager shall be required to pay (on a joint and several basis) 5% and the Bluerock Guarantor shall be required to pay 95% of the actual and reasonable attorneys’ fees and other reasonable costs actually incurred by the Claiming Guarantor in connection with such defense.

(d)          For the avoidance of doubt, nothing contained in this Section 4 shall limit any Guarantor from delivering more than one Claim Notice as to any particular Lender Claim Notice.

5.          WAIVER OF JURY TRIAL. THE PARTIES HEREBY AGREE NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVE ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THIS AGREEMENT OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION HEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY THE PARTIES, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. EACH PARTY IS HEREBY AUTHORIZED TO FILE A COPY OF THIS SECTION IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY EACH OTHER PARTY, AS APPLICABLE.

6.          VENUE AND JURISDICTION. THE PARTIES HEREBY CONSENT TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE COUNTY OF NEW YORK, STATE OF NEW YORK AND IRREVOCABLY AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALL BE LITIGATED IN SUCH COURTS. THE PARTIES ACCEPT FOR THEMSELVES AND IN CONNECTION WITH THEIR PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS AND WAIVE ANY DEFENSE OF FORUM NON CONVENIENS, AND IRREVOCABLY AGREE TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS AGREEMENT. EACH PARTY HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE TO SUCH VENUE AS BEING AN INCONVENIENT FORUM.

7.          Entire Agreement; Writing Required. This Agreement constitutes the entire agreement between the Carroll Guarantor, Property Manager and the Bluerock Guarantor with respect to the matters referred to herein, and no modification or waiver of any of the terms hereof shall be effective unless in writing, signed by the party to be charged with such modification or waiver.

8.          Governing Law. This Agreement shall be governed by the laws of the State of Florida, without regard for conflicts of laws principles or otherwise.

9.          Severability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

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10.         Notices. Any notice or request required or permitted to be given hereunder (each, a “Notice” or a “notice”) shall be in writing and shall be (as elected by the party giving such notice) (i) transmitted by certified or registered mail, return receipt requested, postage prepaid, (ii) transmitted by personal delivery, or (iii) transmitted by nationally recognized overnight courier service. Except as otherwise specified herein, all notices and other communications shall be deemed to have been duly given (a) five (5) Business Days after the date of posting if transmitted by certified or registered mail, (b) the date of delivery if transmitted by personal delivery or (c) the first Business Day after the date of posting if delivered by nationally-recognized overnight courier service. Each party may change its address for purposes hereof by notice given to the other parties. Notices hereunder shall be directed:

To the Carroll Guarantor and Property Manager, at:

c/o Carroll Organization, LLC
3340 Peachtree Road, Suite 1620
Atlanta, Georgia 30326
Attention: M. Patrick Carroll

Facsimile No. (404) 523-9372

With a copy to:

Morris, Manning & Martin LLP
1600 Atlanta Financial Center
3343 Peachtree Road, NE
Atlanta, Georgia 30326
Attention: Gerald V. Thomas II, Esq.
Facsimile: (404) 365-9532

To the Bluerock Guarantor:

c/o Bluerock Real Estate, L.L.C.

712 Fifth Avenue, 9th Floor

New York, New York 10019

Attn: R. Ramin Kamfar

With a copy to:

c/o Bluerock Real Estate, L.L.C.

712 Fifth Avenue, 9th Floor

New York, New York 10019

Attn: Michael L. Konig, Esq.

11.         Counterparts. This Agreement may be executed in counterparts (including facsimile counterparts), each of which shall be deemed an original and all of which taken together shall constitute the same instrument. All signatories hereto intend (as evidenced by their execution hereof) that a facsimile copy and signature shall have the same effect as an original.

12.         No Third Party Beneficiary; Recitals Incorporated. This Agreement does not create, and shall not be construed as creating, any rights or claims enforceable by any person or entity other than the parties hereto, it being the intention of the parties hereto that no one shall be deemed to be a third party beneficiary of this Agreement. The recitals set forth above are incorporated into this Agreement as if fully set forth herein.

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13.         Prevailing Party Fees. To the fullest extent permitted by law, in the event of any litigation arising out of this Agreement, including, but not limited to, any claim for amounts due under Section 4, the prevailing party shall be entitled to receive from the losing party an amount equal to the prevailing party’s costs incurred in such litigation, including, without limitation, the prevailing party’s attorneys’ fees, costs and disbursements. Additionally, if any Guarantor or Property Manager becomes subject to any bankruptcy proceeding, other relief from creditors, receivership or similar proceedings (whether same are voluntary or involuntary), then the other Guarantors or Property Manager, as applicable, shall be entitled to receive reimbursement for all costs and expenses (including, without limitation, actual and reasonable attorneys’ fees, costs and disbursements) incurred by such other parties in responding to or participating in such proceeding from the Guarantor or Property Manager, as applicable, subject to such bankruptcy proceeding. The provisions of this Section 13 shall survive the termination of this Agreement.

14.         Further Assurances. Each party hereto agrees that it will without further consideration execute and deliver such other documents and take such other action, subsequent to the Effective Date as may be reasonably requested by another party hereto to consummate more effectively the purposes or subject matter of this Agreement.

[SIGNATURES ON FOLLOWING PAGES]

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the Effective Date.

CARROLL GUARANTOR:

MPC PARTNERSHIP HOLDINGS LLC, a Georgia limited liability company

By:	/s/ M. Patrick Carroll
Name:	M. Patrick Carroll
Title:	President

PROPERTY MANAGER:

CARROLL MANAGEMENT GROUP, LLC

By:	/s/ Josh Champion
Name:	Josh Champion
Title:	President

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BLUEROCK GUARANTOR:

BLUEROCK RESIDENTIAL GROWTH REIT, INC., a Maryland corporation

By:	/s/ Michael L. Konig
Name:	Michael L. Konig
Title:	Sr. V.P. – General Counsel

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